Exhibit 99.2

NEWS RELEASE

For Immediate Release	Contact:	Van A. Dukeman, CFA
President and CEO
vdukeman@bankillinois.com
Champaign, Illinois
217.351.6568

Main Street Trust Reports Earnings

For Second Quarter 2004

CHAMPAIGN, Ill., July 26, 2004/PRNewswire — Main Street Trust, Inc. (OTCBB: MSTI) continued to record solid earnings for the second quarter of 2004.  Unaudited consolidated net income per share for the quarter ended June 30, 2004 was $0.39 per diluted share, compared to $0.39 per diluted share for the same period in 2003.  Consolidated net income for the quarter totaled $3.718 million compared to $4.132 million for the same period in 2003. Unaudited consolidated net income per share for the six month period ended June 30, 2004 was $0.80 per diluted share, compared to $0.80 per diluted share for the same period in 2003.  Consolidated net income for the six months ended June 30, 2004 totaled $7.661 million compared to $8.430 million for the same period in 2003.  When comparing the consolidated net income with prior periods, it is important to note that the company utilized approximately $32.4 million of its capital on September 30, 2003 to repurchase 1,074,140 shares of MSTI common stock. This action resulted in comparatively lower total income.

Van A. Dukeman, President and CEO stated that, “the Company experienced good growth in the loan portfolio and we continue to judge our loan credit quality to be excellent.  Year-to-date revenues from wealth management continue to be very favorable with a 17.6% increase over last year.  The primary factors in this area were excellent investment performance for our clients and new asset growth.”

Cash Dividend Paid

The Company distributed a $0.21 per share cash dividend on July 23, 2004, payable to shareholders of record on July 9, 2004.  This the second quarterly cash dividend paid in 2004.

Main Street Trust Stock

The closing price of MSTI stock at June 30, 2004 was $30.90 per share, a 3.0% increase from $30.00 per share at June 30, 2003.

Franchise

Main Street Trust, Inc. is a $1.2 billion dollar financial holding company headquartered in Champaign, Illinois.  This Downstate Illinois franchise has two banking subsidiaries:  BankIllinois and The First National Bank of Decatur, offering 17 banking centers and 75 surcharge-free ATMs in six communities in Illinois including, Champaign, Mahomet, Urbana, Decatur, Shelbyville, and Mount Zion. Its Wealth Management Division also manages $1.6 billion of financial assets for individuals and institutions.  The Company also owns a retail payment processing subsidiary, FirsTech, Inc., which processes over 40 million items per year.

100 W. University Avenue, Champaign, IL 61820

This letter may contain forward-looking statements.  Forward-looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or similar statements or variations of such terms which express views concerning trends and the future.  These forward looking statements are not historical facts and instead are expressions about management’s confidence and strategies, and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions.  Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the general economic or market conditions, government regulation, competition or other factors.  For additional information about these factors, please review our filings with the Securities and Exchange Commission.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2004	December 31, 2003	June 30, 2003
ASSETS
Cash and cash equivalents	$57,847	$75,903	$76,901
Investments in debt and equity securities	385,373	370,726	378,215
Mortgage loans held for sale	890	632	7,875
Loans, net of allowance for loan losses	706,617	666,259	625,257
Premises and equipment	16,966	17,622	17,824
Accrued interest receivable	6,615	6,430	6,704
Other assets	20,369	16,602	13,706
Total assets	$1,194,677	$1,154,174	$1,126,482
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$959,424	$898,472	$851,868
Federal funds purchased, repurchase agreements and notes payable	82,144	102,998	95,707
Federal Home Loan Bank advances and other borrowings	29,920	29,980	27,748
Accrued interest payable	1,987	1,669	1,964
Other liabilities	9,509	9,605	9,591
Total liabilities	$1,082,984	$1,042,724	$986,878
Total shareholders’ equity	111,693	111,450	139,604
Total liabilities and shareholders’ equity	$1,194,677	$1,154,174	$1,126,482

Consolidated Statements of Income

(Unaudited, in thousands)

	Quarter Ended:		Six Months Ended:
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Interest Income:
Loans and fees on loans	$10,013	$10,348	$20,064	$21,402
Investments in debt and equity securities
Taxable	2,699	2,949	5,413	5,772
Tax-exempt	476	579	979	1,166
Federal funds sold and interest bearing deposits	75	152	188	254
Total interest income	13,263	14,028	26,644	28,594
Interest expense:
Deposits	3,344	3,618	6,546	7,491
Federal funds purchased, repurchase agreements and notes payable	276	280	557	547
Federal Home Loan Bank advances and other borrowings	398	384	797	764
Total interest expense	4,018	4,282	7,900	8,802
Net interest income	9,245	9,746	18,744	19,792
Provision for loan losses	330	330	660	660
Net interest income after provision for loan losses	8,915	9,416	18,084	19,132
Non-interest income:
Remittance processing	1,923	1,732	3,815	3,498
Trust and brokerage fees	1,625	1,333	3,287	2,795
Service charges on deposit accounts	622	660	1,201	1,240
Securities transactions, net	(2)	—	6	(43)
Gain on sales of mortgage loans, net	345	698	548	1,242
Other	659	511	1,462	1,038
Total non-interest income	5,172	4,934	10,319	9,770
Non-interest expense:
Salaries and employee benefits	4,543	4,594	9,251	9,243
Occupancy	638	583	1,283	1,206
Equipment	647	563	1,280	1,212
Data processing	555	529	1,087	1,058
Office supplies	312	325	617	628
Service charges from correspondent banks	233	236	458	465
Other	1,390	1,291	2,539	2,373
Total non-interest expense	8,318	8,121	16,515	16,185
Income before income taxes	5,769	6,229	11,888	12,717
Income taxes	2,051	2,097	4,227	4,287
Net income	$3,718	$4,132	$7,661	$8,430

SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	June 30, 2004	June 30, 2003	March 31, 2004	June 30, 2004	June 30, 2003
	(dollars in thousands, except share data)
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.39	$0.39	$0.41	$0.81	$0.80
Weighted average shares of common stock outstanding	9,505,500	10,496,736	9,509,487	9,507,493	10,487,954
Diluted earnings per share	$0.39	$0.39	$0.41	$0.80	$0.80
Weighted average shares of common stock and dilutive potential common shares outstanding	9,619,707	10,605,680	9,630,341	9,625,020	10,590,106
Market price per share at period end(1)	$30.90	$30.00	$30.60	$30.90	$30.00
Price to book ratio(1)	262.09%	225.39%	254.15%	262.09%	225.39%
Price to earnings ratio(1),(2)	19.31	18.29	19.13	19.31	18.29
Cash dividends paid per share	$0.21	$0.15	$0.21	$0.42	$0.30
Book value per share	$11.79	$13.31	$12.04	$11.79	$13.31
Tangible book value per share(3)	$11.78	$13.30	$12.03	$11.78	$13.30
Ending number of common shares outstanding	9,473,116	10,484,818	9,534,243	9,473,116	10,484,818

AVERAGE BALANCES
Assets	$1,197,343	$1,122,612	$1,171,199	$1,184,271	$1,115,134
Investment securities	389,655	363,493	357,461	373,558	348,004
Gross loans(4)	707,694	641,943	696,568	702,131	654,895
Earning assets	1,111,743	1,042,958	1,084,657	1,098,200	1,032,978
Deposits	948,490	852,969	910,510	929,500	850,747
Interest bearing liabilities	908,703	823,853	882,417	895,560	818,021
Common shareholders’ equity	112,809	138,520	113,061	112,935	137,131

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$9,505	$10,065	$9,772	$19,277	$20,431
Gross loans(4)	717,591	642,867	703,340	717,591	642,867
Reserve for loan losses	10,084	9,735	9,951	10,084	9,735
Total assets under management	1,614,771	1,461,125	1,556,158	1,614,771	1,461,125

PERFORMANCE RATIOS
Return on average assets(5)	1.25%	1.48%	1.35%	1.30%	1.52%
Return on average equity(5)	13.26%	11.96%	14.03%	13.64%	12.40%
Net yield on average earning assets(5),(6)	3.44%	3.87%	3.62%	3.53%	3.99%
Interest spread(5),(6)	3.11%	3.43%	3.29%	3.21%	3.54%
Net overhead efficiency ratio(6),(7)	56.67%	54.14%	54.97%	55.81%	53.51%
Non-interest revenues as a% of total revenues(7),(8)	35.88%	33.61%	35.11%	35.49%	33.15%
Allowance for loan losses to loans	1.41%	1.51%	1.41%	1.41%	1.51%
Allowance as a percentage of non-performing Loans	367.76%	424.37%	391.16%	367.76%	424.37%
Average loan to deposit ratio	74.61%	75.26%	76.50%	75.54%	76.98%
Dividend payout ratio(2)	51.23%	38.18%	50.62%	51.23%	38.18%

ASSET QUALITY
Net charge-offs	$197	$217	$165	$362	$184
Non-performing loans	2,742	2,294	2,544	2,742	2,294
Other non-performing assets	126	259	198	126	259

(1) Closing price at end of period

(2) Last 12-months earnings

(3) Net of goodwill

(4) Loans include mortgage loans held for sale and nonaccrual loans

(5) Annualized

(6) On a fully tax-equivalized basis

(7) Does not include securities gains/losses

(8) Net of interest expense

Special Note Concerning Forward-Looking Statements

This document (including information incorporated by reference) may contain future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.